Gaming Business and Assets Sale Agreement

Dolphin Products Proprietary Limited ACN 004 241 945

Dolphin Products Limited (Hong Kong) Registration number 1845713 gadens lawyers

Level 25, Bourke Place

600 Bourke Street

MELBOURNE VIC 3000

T	+ 61 3 9252 2555
F	+ 61 3 9252 2500
Ref:	RJP:CWS:21214152

Contents

1.	Definitions and interpretation	1

2.	Sale and purchase	6

3.	Purchase Price	6

4.	Obligations prior to Closing	6

5.	Closing	7

6.	Title and risk	7

7.	Trading responsibilities	8

8.	Contractual Assets	9

9.	Customers and suppliers	10

10.	Warranties	11

11.	Representations by the Purchaser	12

12.	Confidentiality	12

13.	Termination	13

14.	Restrictive covenant	14

15.	GST liability	15

16.	Duties	15

17.	General provisions	16

Schedule 1 - Warranties		20

Schedule 2 - Plant and Equipment		21

Gaming Business and Assets Sale Agreement

Dated	February 2013

Parties

1.	Dolphin Products Proprietary Limited ACN 004 241 945 of 600 Waterdale Road, Heidelberg West, Victoria 3081 (Vendor).

2.	Dolphin Products Limited (Hong Kong) Registration number 1845713 of Unit C1, Ground Floor, Koon Wah Building, No.2 Yuen Shun Circuit, Yuen Chau Kok, Shatin, New Territories, Hong Kong (Purchaser).

Background

A.	As at the date hereof, both the Vendor and the Purchaser are indirect wholly-owned subsidiaries of Entertainment Gaming Asia Inc. a company incorporated under the laws of Nevada with securities listed on NASDAQ.

B.	Under the Share Sale Agreement, Dolphin Advanced Technologies Pty Limited ACN 007 081 996, which is also a wholly-owned subsidiary of Entertainment Gaming Asia Inc., as seller (Seller), will sell all the Shares to the buyer as stated therein (Buyer) on or before 29 March 2013 (or such other date as the seller and the buyer to that transaction may otherwise agree). On or before completion of the Share Sale however, the Vendor shall divest, sell and dispose of and the Purchaser has agreed to take up and purchase the Gaming Business and Gaming Assets on terms and conditions contained in this document.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this document unless the context otherwise requires:

ATO means the Australian Taxation Office;

Book Debts mean the trade and other receivables owing to the Vendor in respect of the Gaming Business;

Business Day means a day that is not a Saturday, Sunday or public holiday in Victoria, Australia;

Buyer has the same meaning given to that term in the Share Sale Agreement.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation or judgment, loss, cost or liability however arising whether present or future;

Closing means completion of the sale and purchase of the Gaming Business and Gaming Assets contemplated in this document;

Closing Date means the date on which Closing takes place and unless the Purchaser otherwise agrees in its absolute discretion, the Closing Date shall be on or before the Completion Date as defined under the Share Sale Agreement;

Confidential Information means:

(a)	all information of the Gaming Business, whether relating to the transactions, operations, affairs, technologies, know-how or otherwise;

(b)	all other information in relation to the Gaming Business treated by the either the Vendor or the Purchaser as confidential including this document;

(c)	all notes, data, reports and other records (whether or not in tangible form based on, incorporating or derived from information referred to in paragraph (a) or (b); and

(d)	all copies (whether or not in tangible form) of the information, notes, reports and records referred to in paragraphs (a), (b) or (c),

that is not public knowledge (otherwise than as a result of a breach of a confidentiality obligation of a party);

Dollar or $ means the lawful currency of the Commonwealth of Australia;

Encumbrance means any mortgage, lien, restriction against transfer, pledge, claim, encumbrance and any third party interest;

Event of Default means the happening of any of the events listed in clause 13.1;

Excluded Assets mean:

(a)	cash in hand, on deposit or at bank of the Vendor; and

(b)	security deposits in the name of the Vendor, including the Bank Guarantee Deposit as defined under the Share Sale Agreement,

all such Excluded Assets will be dealt with pursuant to the terms of the Share Sale Agreement.

Gaming Assets means assets of the Vendor in relation to the Gaming Business, including:

(a)	Goodwill;

(b)	Plant and Equipment and mould tooling;

(c)	Intellectual Property;

(d)	Stock (including all Radio Frequency Identification Device (RFID) inventory);

(e)	the Gaming Business Contracts;

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(f)	Book Debts;

(g)	permits, licences and authorisations associated with the Gaming Business;

(h)	Information (including all technology know-how); and

(i)	all other property and assets (including spare parts, furniture, fittings and other assets, fittings or chattels) of the Vendor used in the Gaming Business,

but shall not include the Excluded Assets;

Gaming Business means the business of production, marketing, sale and distribution of gaming chips and plaques and/or any gaming equipment or products for use in casino concourses carried on by the Vendor;

Gaming Business Contracts mean all agreements, arrangements, understandings and orders entered into, made or accepted by or on behalf of the Vendor in the conduct of the Gaming Business that are not or cannot be fully performed at the Closing Date;

Goodwill means the goodwill of the Gaming Business including the exclusive right to carry on the Gaming Business in succession to the Vendor;

Governmental Agency means the Crown (namely, the State), any government, any governmental ministry or department, or any Crown, governmental, semi-governmental, statutory, parliamentary, administrative, fiscal, public, municipal, local, judicial or regulatory entity, agency, instrumentality, utility, authority, court, commission, body or tribunal;

GST means any tax, levy, charge or impost implemented under the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (GST Act) or an Act of the Parliament of the Commonwealth of Australia substantially in the form of, or which has a similar effect to, the GST Act;

Information means the know-how of the Gaming Business including:

(a)	the Systems;

(b)	the Records; and

(c)	the Confidential Information;

Insolvency Event means the happening of any of the following events:

(a)	an application is made to a court for an order or an order is made appointing a liquidator, provisional liquidator in respect of the Vendor or Purchaser (or proceedings are commenced or a resolution passed or proposed in a notice of meeting for any of those things);

(b)	proceedings are initiated with a view to obtaining an order for the winding up or similar process of the Vendor or Purchaser, or an order is made or any effective resolution is passed for the winding up of the Purchaser or the Vendor;

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(c)	except to reconstruct or amalgamate while solvent on terms approved by the non-defaulting party, the Vendor or Purchaser enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any class of its creditors;

(d)	a Controller is appointed to or over or takes possession of all or a substantial part of the assets or undertakings of the Vendor or Purchaser;

(e)	the Vendor or Purchaser is or is deemed or presumed by law or a court to be insolvent;

(f)	the Vendor or Purchaser takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to the Vendor or Purchaser; and

(g)	anything analogous or having a substantially similar effect to any of the events specified above happens in respect of the Vendor or Purchaser under the law of any applicable jurisdiction;

Intellectual Property means all intellectual property and proprietary rights (whether registered or unregistered), if any, owned by the Vendor in the conduct of the Gaming Business;

Liability means all liabilities (whether actual, contingent or prospective), loss, damages, costs and expenses of any description;

Plant and Equipment means all fixed plant, equipment and machinery, owned by the Vendor and used in the conduct of the Gaming Business as at the Closing Date as described in schedule 2;

Purchase Price means the amount calculated under clause 3.1;

Records mean all original and copy records, documents, books, files, reports, accounts, plans, correspondence, letters and papers of every description and other material regardless of their form or medium and whether coming into existence before on or after the date of this document, belonging or relating to or used by the Gaming Business including books of account, taxation returns, title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records;

Related Entities means a party's directors, officers, agents, employees or professional advisers;

Restraint Area means:

(a)	Australia, Macau, Singapore, the Philippines, Cambodia, Laos, Vietnam, South Korea, and Japan, but if that restraint area is determined unenforceable by a court of competent jurisdiction; then

(b)	Australia, Macau, Singapore, the Philippines and Cambodia, but if that restraint area is determined unenforceable by a court of competent jurisdiction; then

(c)	Australia, Macau, Singapore and the Philippines, but if that restraint area is determined unenforceable by a court of competent jurisdiction; then

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(d)	Australia and Macau.

Restraint Period means each of the periods starting on the Closing Date and ending:

(a)	on the date that is 5 years after the Closing Date, but if that restraint period is determined unenforceable by a court of competent jurisdiction; then

(b)	on the date that is 4 years after the Closing Date, but if that restraint period is determined unenforceable by a court of competent jurisdiction; then

(c)	on the date that is 3 years after the Closing Date, but if that restraint period is determined unenforceable by a court of competent jurisdiction; then

(d)	on the date that is 2 years after the Closing Date, but if that restraint period is determined unenforceable by a court of competent jurisdiction; then

(e)	on the date that is 1 year after the Closing Date.

Seller has the same meaning given to that term in the Share Sale Agreement.

Shareholder’s Loan has the meaning given to that term in the Share Sale Agreement;

Shares means all the shares held by Dolphin Advanced Technologies Pty Limited ACN 007 081 996 in the Vendor;

Share Sale Agreement means the Share Sale Agreement between the Vendor, Dolphin Advanced Technologies Pty Limited ACN 007 081 996, Mario Renzo Turcarelli and the Purchaser dated on or about the date of this agreement and Share Sale shall mean the transaction as contemplated under the Share Sale Agreement, a copy of which has been provided to the Purchaser;

Stock means all stocks of raw materials, materials used in manufacture, packaging materials, finished goods, goods under manufacture, work in progress and other stock in trade owned by the Vendor in the conduct of the Gaming Business including goods in transit and stock ordered by and paid for by the Vendor before Closing but not received by Closing;

Systems mean all accounting systems (including all accounting, invoicing, debt control, credit control, debt collection, computer records, software and all ancillary data systems) other than corporate accounting and statutory records used in the conduct of the Gaming Business and owned or licensed by the Vendor;

Tax includes any tax, levy, impost, assessment, deduction, charge, rate, stamp duty or compulsory loan or withholding levied, imposed, assessed or collected by or under any legislation or Governmental Agency, including any income, company, undistributed profits, payroll, sales, goods, services, value added, capital gains, withholding, prescribed payments, land, rating, stamp, transaction, social service and workers’ compensation tax, stamp duty, charge, contribution, levy and obligation, together with any associated interest, penalty, fine, charge and fee or other amount and Taxation has a corresponding meaning;

Warranties mean each of the representations and warranties made by the Vendor listed in schedule 1

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2.	Sale and purchase

2.1	Sale of Gaming Business and Gaming Assets

The Vendor as beneficial owner agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the Gaming Business and the Gaming Assets:

(a)	for the Purchase Price;

(b)	free from Encumbrances; and

(c)	with effect from Closing.

3.	Purchase Price

3.1	Amount

The parties agree that the Purchase Price for the Gaming Business and Gaming Assets shall be the aggregate net book value of the Gaming Assets as at the date of Closing

3.2	Mode of Payment

The Vendor agrees that the whole of the Purchase Price shall be paid by the Purchaser to the Vendor by way of set-off against an equivalent amount of the Shareholder’s Loan in accordance with the terms of the Share Sale Agreement.

4.	Obligations prior to Closing

4.1	Continuity of Gaming Business

Until Closing, the Vendor agrees that it will:

(a)	carry on the Gaming Business in a usual and prudent manner; and

(b)	consult with and inform the Purchaser concerning any management decisions in connection with the Gaming Business and/or Gaming Assets (other than for performance of the terms of this agreement).

4.2	Restricted action

The Vendor must not, up to Closing in connection with the Gaming Business and the Gaming Assets, without the prior written consent of the Purchaser:

(a)	enter into any Gaming Business Contract;

(b)	transfer or dispose of any Gaming Asset other than a disposal of its stock in trade in the ordinary and proper course of business or according to the terms of this agreement; or

(c)	create or permit any Encumbrance over the Gaming Business or any of the Gaming Assets or agree to do so.

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5.	Closing

5.1	Time

Closing will take place on the Closing Date.

5.2	Vendor’s obligations

At or before Closing, the Vendor must deliver to the Purchaser:

(a)	possession, title and control of the Gaming Assets including duly executed transfers required to vest the Gaming Assets in the Purchaser and produce to the Purchaser any power of attorney or other authority under which transfers of the Gaming Assets are executed;

(b)	if applicable, certificates or other evidence of title to the Gaming Assets;

(c)	all original Gaming Business Contracts, evidence of the counterparties’ consents to the assignment or novation of the Gaming Business Contracts (if available) and duly executed assignments or novation of those contracts (if available), together with any regulatory approval from any Government Agency (if necessary); and

(d)	any other document or thing reasonably necessary to give full effect to this document as it relates to the Vendor.

5.3	Purchaser’s obligations

At Closing the Purchaser must do, execute and deliver all such other acts and documents as may be reasonably required by the Vendor to effect Closing.

5.4	Information

The Vendor may retain after Closing copies of any piece of Information reasonably necessary for it to comply with the Share Sale Agreement or any applicable law (including, any applicable Tax law), and to prepare Tax or other returns required of it by law.

5.5	Simultaneous actions at Closing

In respect of Closing:

(a)	the obligations of the parties under this document are interdependent; and

(b)	all actions required to be performed will be taken to have occurred simultaneously on the Closing Date.

6.	Title and risk

6.1	Title

Title to the Gaming Business and Gaming Assets passes to the Purchaser at Closing subject however to Clause 6.2(a) below.

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6.2	Possession

(a)	Possession of, and risk related to, the Gaming Business is given and taken on the Closing Date. Possession of, and risk related to, the Gaming Assets is given and taken upon the Purchaser taking physical possession of the Gaming Assets. It is acknowledged by the parties that certain Plant and Equipment and Stock will be shipped to the Purchaser before the Closing Date and title to such Plant and Equipment and Stock will be passed to the Purchaser upon the Purchaser taking physical possession thereof. For the purpose of this clause 6.2(a), the Purchaser is deemed to take physical possession of the Gaming Assets, including the Plant and Equipment and Stock, when the Gaming Assets are placed on board the relevant shipping vessel for shipment to the Purchaser.

(b)	Subject to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement, the Vendor shall be responsible for all costs of transportation and insurance during transit for transporting the relevant Gaming Assets from the existing manufacturing facility of the Vendor at Waterdale Road, Heidelberg West, Victoria to the Purchaser’s manufacturing facility in Hong Kong.

(c)	Subject to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement, in addition to the costs of transportation and insurance, the Vendor shall also be responsible for the costs of any requisite licenses, custom duties or charges, export duties or taxes levied or charged within Australia. All costs of (if applicable) requisite licenses, custom duties or charges, import duties or taxes levied or charged within Hong Kong shall be borne by the Purchaser.

6.3	Vendor’s insurance

Subject to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement, the Vendor must take out and maintain until Closing insurance of the Gaming Business and Gaming Assets covering such risks and for such amounts as would be maintained by a prudent insurer of a business of the nature of the Gaming Business.

7.	Trading responsibilities

7.1	Income and profits

All income, profits and benefits of the Gaming Business:

(a)	up to and including the Closing Date, belong to the Vendor subject however to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement; and

(b)	after the Closing Date, belong to the Purchaser.

7.2	Liabilities

All Liabilities of the Gaming Business:

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(a)	up to and including the Closing Date, are the responsibility of the Vendor subject however to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement; and

(b)	after the Closing Date, are the responsibility of the Purchaser.

8.	Contractual Assets

8.1	Novation or Assignment of Gaming Business Contracts

To the extent legally possible and ready to do so, the Vendor must, (at the cost of the Vendor if the relevant costs are incurred on or prior to Closing and at the cost of Purchaser, if the relevant costs are incurred after Closing), transfer to the Purchaser the Gaming Business Contracts with effect from Closing at any time on or after the Closing Date either by:

(a)	novation or assignment with the consent of the relevant customers, on terms reasonably acceptable to the Purchaser and the Vendor; or

(b)	if elected by the Purchaser and the relevant customers, terminate the Gaming Business Contracts to facilitate the signing of new Gaming Business contracts between the relevant customers and the Purchaser provided that the Vendor is not required to pay any amounts to the relevant customer as a result of or arising from the termination.

8.2	Purchaser’s obligations after Closing

The Purchaser:

(a)	must to the extent it lawfully can, assume, perform and observe the covenants and obligations of the Vendor under each Gaming Business Contract after Closing; and

(b)	indemnifies the Vendor against any Liabilities arising as a result of any breach, non-performance or non-observance of any terms and conditions of any Gaming Business Contract after Closing.

8.3	Vendor to obtain consent

(a)	The Vendor must use its reasonable endeavours to obtain all necessary consents to the transfer of the benefit of each Gaming Business Contract to the Purchaser.

(b)	If the Purchaser requests, the Vendor must notify the other parties to a Gaming Business Contract of any assignment under this clause where the consent of those parties is not required.

(c)	The Purchaser must cooperate with the Vendor in obtaining the consents referred to in clause 8.3(a) including:

(i)	by providing all information which the people giving the consents reasonably require to investigate the suitability and financial standing of the Purchaser; and

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(ii)	by providing any security or guarantee which the other party to the Gaming Business Contract is entitled to request under the Gaming Business Contract from a person in the same position as the Purchaser will be under the Gaming Business Contract after it is transferred to it.

8.4	Consent unavailable

If, despite its reasonable efforts, the Vendor is unable to obtain all necessary consents to the assignment, of the benefit of any Gaming Business Contract, the Vendor must after Closing:

(a)	hold the benefit of the Gaming Business Contract for the Purchaser and, within 5 Business Days after receipt, pay to the Purchaser any amount or account to the Purchaser for the value of any other benefit it receives after Closing in respect of the Gaming Business Contract;

(b)	if the Purchaser cannot lawfully perform an obligation or exercise a right of the Vendor under the Gaming Business Contract, at the request and reasonable expense of the Purchaser, perform that obligation or exercise that right to the extent that it lawfully can;

(c)	cooperate with the Purchaser in any reasonable arrangements designed to provide for the Purchaser the benefit and burden of the Gaming Business Contract including enforcement of any and all rights of the Vendor against the party to that Gaming Business Contract; and

(d)	to the extent it lawfully can, allow the Purchaser to use the property the subject of that Gaming Business Contract as licensee from Closing until the assignment is completed.

9.	Customers and suppliers

9.1	Notice

On or before the Closing Date, the Vendor and the Purchaser may jointly issue to each customer and supplier of the Gaming Business a letter, in a form approved by the Purchaser, under which the Vendor and the Purchaser jointly advise customers and suppliers of the sale by the Vendor of the Gaming Business and Gaming Assets to the Purchaser.

9.2	After sales service

After Closing, the Purchaser must:

(a)	supply after sales service which the Vendor undertook to perform in respect of goods or services supplied by the Vendor in respect of the Gaming Business before Closing; and

(b)	perform the obligations which the Vendor undertook to perform under any guarantee or warranty given in respect of goods or services supplied by the Vendor in the Gaming Business before Closing.

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9.3	Indemnity

The Purchaser indemnifies, and must keep indemnified, the Vendor against any Liabilities arising as a result of any breach by the Purchaser of its obligations in clause 9.2.

10.	Warranties

10.1	Vendor Warranties

The Vendor represents and warrants to the Purchaser that each of the Warranties is true and accurate and not misleading at the date of this document and will be true and accurate on the Closing Date.

10.2	Application of the Warranties

Each Warranty:

(a)	remains in full force and effect on and after Closing until the first anniversary of the Closing Date; and

(b)	is separate and independent and is not limited by reference to any other Warranty.

10.3	Qualification

The Warranties are given subject to and are qualified by:

(a)	those matters disclosed in this document;

(b)	any other information relating to the Gaming Business and Gaming Assets which has been made available to the Purchaser by the Vendor before the date of this document;

(c)	any information available on public registers maintained by any relevant Governmental Agency; and

(d)	any information relating to the Gaming Business and Gaming Assets of which the Purchaser has knowledge, actual or constructive, before Closing, whether as a result of the Purchaser’s investigations into the Gaming Business and Gaming Assets or otherwise.

10.4	Exclusions

The Purchaser agrees with the Vendor that:

(a)	the only representations and warranties on which the Purchaser has relied on entering into this document are those set out in schedule 1;

(b)	to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied) and whether oral or in writing or given by the Vendor, its employees, agents or representatives are expressly excluded; and

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(c)	the only person entitled to make a Claim for breach of Warranty under this document is the Purchaser and then only strictly in accordance with and subject to this clause.

10.5	Indemnity

Subject to this clause, the Vendor indemnifies the Purchaser:

(a)	from Liabilities which the Purchaser suffers or incurs by any of the Warranties being untrue or inaccurate in any material respect; and

(b)	from all Claims made by any third party in relation to a matter which constitutes, or in circumstances that constitute, a material breach of any Warranty.

11.	Representations by the Purchaser

11.1	Representations

The Purchaser represents and warrants to the Vendor that each of the following statements is true and accurate at the date of this document and will be true and accurate on the Closing Date:

(a)	it is validly existing under the laws of its place of incorporation or registration;

(b)	it has the power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;

(c)	it has taken all necessary action to authorise its entry into and performance of this document and to carry out the transactions contemplated by this document;

(d)	its obligations under this document are valid and binding and enforceable against it in accordance with their terms; and

(e)	neither it nor any party related to it has taken any action under which any person is or may be entitled to a commission, brokerage or finder’s fee in connection with the sale and purchase of the Gaming Business or the Gaming Assets.

11.2	Application of representations by the Purchaser

Each of the representations made by the Purchaser under clause 11.1 remains in full force and effect on and after Closing until the first anniversary of the Closing Date.

12.	Confidentiality

12.1	Confidentiality

(a)	Each party agrees to treat all Confidential Information in strict confidence.

(b)	At anytime after the date hereof, the Vendor shall not disclose any of the Confidential Information to any third party without the prior written consent of the Purchaser.

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(c)	Where the disclosure of the Confidential Information is required by a Governmental Agency, the Vendor must inform the Purchaser of the extent of the disclosure required by the Governmental Agency, and the Purchaser may agree to the disclosure or challenge the requirement for disclosure. If the Purchaser challenges the requirement for disclosure, the Vendor may not disclose any Confidential Information until the Governmental Agency’s requirement for disclosure has been waived or the Purchaser and the Vendor have come to an agreement (in writing) regarding the disclosure.

(d)	In any event, the Vendor undertakes to the Purchaser to disclose only so much of the Confidential Information as is necessary and shall use all reasonable efforts to obtain from such Governmental Agency a written undertaking not to disclose such information to any third party.

13.	Termination

13.1	Event of Default

If any one or more of the following occur, an Event of Default at the non-defaulting party’s option will have occurred:

(a)	a party defaults in the performance if its obligations under this document; or

(b)	an Insolvency Event occurs.

13.2	Default

If an Event of Default occurs and the default:

(a)	is not capable of being remedied; or

(b)	if capable of being remedied, is not remedied within 21 Business Days after notice requiring it to be remedied is given to the defaulting Party by the party not in default,

the party not in default may immediately terminate this document by giving written notice to the other party.

13.3	Survival

Any terms or conditions of this agreement, including but not limited to clauses 9, 13 and 17.5, which are capable of having effect after the termination or expiration of this agreement shall remain in full force and effect following the termination or expiration of this agreement.

13.4	Accrued rights

Termination of this document does not affect any accrued rights or remedies of a party.

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14.	Restrictive covenant

14.1	Definitions

In this clause 14, ‘engage in’ means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unit holder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

14.2	Undertaking

The Vendor undertakes to the Purchaser that the Vendor will not, and will procure that each of its Related Entities will not for the Restraint Period:

(a)	in the Restraint Area, engage in any Gaming Business or activity which is the same as or substantially similar to and competitive with the Gaming Business or any material part of it;

(b)	interfere with the relationship between the Purchaser and its clients, customers, employees or suppliers,

unless it is permitted to do so under a separate agreement in writing between the Purchaser and the Vendor and/or pursuant to a written request by the Seller or any of the Seller’s Group Companies (as defined under the Share Sale Agreement) under clause 9.6 of the Share Sale Agreement

14.3	Intellectual Property protection

The Vendor must not at any time after Closing engage in any Gaming Business or activity by using any intellectual property which is comprised in, or which is substantially identical to, or deceptively similar to, or a colourable imitation of any of the Intellectual Property other than pursuant to the intellectual property license agreement as contemplated under the Share Sale Agreement.

14.4	Interpretation

Each covenant and restraint set out in clauses 14.2(a), 14.2(b) and 14.3 has effect and is to be interpreted as a separate and independent covenant and restraint.

14.5	Severability

(a)	If any of the several separate and independent covenants and restraints in clause 14.2 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any of the other separate and independent covenants and restraints in clause 14.2.

(b)	If any of the prohibitions or restrictions contained in this clause are judged to go beyond what is reasonable in the circumstances and necessary to protect the Goodwill but would be judged reasonable and necessary if any activity were deleted or the period or area were reduced, then the prohibitions or restrictions apply with that activity deleted or that period or area reduced by the minimum amount necessary.

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14.6	Restriction does not apply

The prohibitions and restrictions contained in clause 14.2 do not prohibit the Vendor holding up to a maximum of 5% of the shares of any corporation admitted to the official list of any applicable stock exchange.

14.7	Restrictions reasonable

The Vendor agrees that the prohibitions and restrictions set out in this clause are reasonable in the circumstances and necessary to protect the Goodwill.

15.	GST liability

15.1	Consideration

Any consideration to be paid or provided for a supply under this document or any related transaction documents, unless specifically expressed to include GST, does not include an amount on account of GST.

15.2	GST

(a)	If GST is payable by a supplier (or by the representative member for a GST group of which the supplier is a member) on any supply made under or in relation to this document, the recipient must pay to the supplier an amount (GST Amount) equal to the GST payable on the supply. The GST Amount is payable by the recipient in addition to and at the same time as the net consideration for the supply.

(b)	If a party is required to make any payment or reimbursement, that payment or reimbursement must be reduced by the amount of any input tax credits or reduced input tax credits to which the other party (or the representative member for a GST group of which it is a member) is entitled for any acquisition relating to that payment or reimbursement.

(c)	This clause is subject to any other specific agreement regarding the payment of GST on supplies.

15.3	Indemnity

The recipient must indemnify the supplier against, and pay the supplier on demand, the amount of any damage or cost directly or indirectly arising from or caused by any failure by the recipient to pay any amount as and when required by this clause 15 (including any additional tax, penalty tax, fine, interest or other charge under the GST Law).

16.	Duties

(a)	Subject to subclauses (b) and (c), the Purchaser shall be responsible for the lodgement and assessment of stamp duty payable on the execution, performance or registration of this document, or any other document executed or effected under this document.

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(b)	Subject to the account settlement arrangement between the Buyer and the Seller pursuant to the terms of the Share Sale Agreement, any stamp duty assessment issued by a Government Agency on this document and received by the Vendor on or before 60 days of Closing will be borne by the Vendor. The Purchaser may, at its own discretion, elect to pay on behalf of the Vendor the stamp duty payable by the Purchaser under this subclause (b). If the Purchaser makes such an election, it must provide the Vendor with evidence of payment and the Vendor must reimburse the Purchaser for such payment within 7 days of receipt of the evidence of payment without set off or deduction.

(c)	Any stamp duty assessment issued by a Government Agency on this document after 60 days of Closing will be borne by the Purchaser.

17.	General provisions

17.1	Costs

Each party must pay its own costs in relation to:

(i)	the negotiation, preparation, execution, performance, amendment or registration of, or any consent given or made; and

(ii)	the performance of any action by that party in compliance with any liability arising,

under this document, or any agreement or document executed or effected under this document, unless this document provides otherwise.

17.2	ABN withholding

In compliance with the relevant withholding tax legislation or any ATO Public Ruling a party (Payer) required to make a payment to another party (Payee) under this document will withhold an amount of tax from that payment if the payment is for a supply, unless the Payee provides to the Payer an invoice or other document (which can include this document) relating to the supply that quotes the Payee’s Australian business number.

17.3	Assignment

A party must not transfer any right or liability under this document without the prior written consent of each other party, except where this document provides otherwise.

17.4	Notices

(a)	Any notice may be served by delivery in person or by post or transmission by facsimile to the address or number of the recipient specified in this provision or most recently notified by the recipient to the sender.

(b)	Any notice to or by a party under this document must be in writing and signed by either:

(i)	the sender or, if a corporate party, an authorised officer of the sender; or

(ii)	the party’s solicitor.

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(c)	Any notice is effective for the purposes of this document upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report before 4.00pm local time on a day in the place in or to which the written notice is delivered or sent or otherwise at 9.00am on the next day following delivery or receipt.

(d)	The addresses for service for notices of the parties are:

Dolphin Products Proprietary Limited ACN 004 241 945

600 Waterdale Road, Heidelberg West, Victoria 3081

Dolphin Products Limited Hong Kong Registration number 1845713

Unit C1, Ground Floor, Koon Wah Building, No.2 Yuen Shun Circuit, Yuen Chau Kok, Shatin, New Territories, Hong Kong

(+852) – 2521 0660

17.5	Governing law and jurisdiction

(a)	This document is governed by and construed under the law in the State of Victoria.

(b)	Any legal action in relation to this document against any party or its property may be brought in any court of competent jurisdiction in the State of Victoria.

(c)	Each party by execution of this document irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this clause in relation to both itself and its property.

17.6	Amendments

Any amendment to this document has no force or effect, unless effected by a document executed by the parties.

17.7	Third parties

This document confers rights only upon a person expressed to be a party, and not upon any other person.

17.8	Precontractual negotiation

This document:

(a)	expresses and incorporates the entire agreement between the parties in relation to its subject-matter, and all the terms of that agreement; and

(b)	supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject matter or any term of that agreement.

17.9	Further assurance

Each party must execute any document and perform any action necessary to give full effect to this document, whether before or after performance of this document.

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17.10	Continuing performance

(a)	The provisions of this document do not merge with any action performed or document executed by any party for the purposes of performance of this document.

(b)	Any representation in this document survives the execution of any document for the purposes of, and continues after, performance of this document.

(c)	Any indemnity agreed by any party under this document:

(i)	constitutes a liability of that party separate and independent from any other liability of that party under this document or any other agreement; and

(ii)	survives and continues after performance of this document.

17.11	Waivers

Any failure by any party to exercise any right under this document does not operate as a waiver and the single or partial exercise of any right by that party does not preclude any other or further exercise of that or any other right by that party.

17.12	Remedies

The rights of a party under this document are cumulative and not exclusive of any rights provided by law.

17.13	Severability

Any provision of this document which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this document or the validity of that provision in any other jurisdiction.

17.14	Counterparts

This document may be executed in any number of counterparts, all of which taken together are deemed to constitute one and the same document.

17.15	Interpretation

In this document unless the context otherwise requires:

(a)	clause and subclause headings are for reference purposes only;

(b)	the singular includes the plural and vice versa;

(c)	words denoting any gender include all genders;

(d)	reference to a person includes any other entity recognised by law and vice versa;

(e)	where a word or phrase is defined its other grammatical forms have a corresponding meaning;

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(f)	any reference to a party to this document includes its successors and permitted assigns;

(g)	any reference to any agreement or document includes that agreement or document as amended at any time;

(h)	the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(i)	the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(j)	an agreement, representation or warranty on the part of 2 or more persons binds them jointly and severally;

(k)	an agreement, representation or warranty on the part of 2 or more persons is for the benefit of them jointly and severally;

(l)	reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this document;

(m)	reference to a provision described, prefaced or qualified by the name, heading or caption of a clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment in this document means a cross reference to that clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment;

(n)	when a thing is required to be done or money required to be paid under this document on a day which is not a Business Day, the thing must be done and the money paid on the immediately preceding Business Day; and

(o)	reference to a statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.

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Schedule	1 - Warranties

1.1	This document and all other agreements contemplated by this document will, when executed by the Vendor, constitute binding obligations of the Vendor in accordance with their respective terms.

1.2	The Vendor is the absolute legal and beneficial owner of the Gaming Assets.

1.3	There are no Encumbrances over or affecting the Gaming Assets.

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Schedule 2 - Plant and Equipment

Asset Code	Description
128	2 OF MARS 4 READERS

129	MARS 4 READER 2 STD

130	CAVITY CHIP CLAMSHELL TOOL

211	YUSHIN ROBOTS (4

212	SUMITOMO 160

219	ABU GALAXY RFID INSERTS

220	CHIP TURNING MACHINE

221	GALAXY TOOLS

223	LOW PRESSURE DRYER

225	GALAXY TOOLS

227	CROWN MACAU CHIP TOOL

520	READER FCC ID: TVN-MARS-1

532	FY800 TEMPERATURE CONTROLLER

551	CITY OF DREAMS TOOL INSERTS

552	CHIP TURNING FIXTURES X 3

555	P1 STANDARD READER V4 - PDN

557	FILLING & CURE STATION MACHINE (4 POSITION

558	PLAQUE TOOLING

566	HEAVY DUTY BUFFING POLISHING MACHINE

567	EPILOG LEGEND 36 EXT-120 WATT LASER ENGRAVING MACHINE

581	PLAQUE TOOL MANUFACTURE

592	MODIFICATIONS TO CHIP TURNING MACHINE

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594	AUTOMATIC CHIP TURNING MACHINE

618	PLAQUE GRINDING MACHINE/ROBOTICS

618	WECO POLYCARBONATE DRG ATTACHED TO ROBOTIC PLAQUE GRINDING MACHINE

618	SENSORS ATTACHED TO ROBOTIC PLAQUE GRINDING MACHINE0000618

628	RFID PLACEMENT MACHINE

628	Upgrade of RFID placement machine

636	Fixturing and Programs to Plaque Robotic Grinding Cell

673	WITTMANN BATTENFELD JUNIOR2 GRANULATOR FOR GAMING PLAQUES & CHIPS

676	MINOR2 SCREENLESS GRANULATOR FOR NEW VERTICAL MOULDING MACHINE

681	New buffing machine-H/D buffing/polishing machine includes L&R tappered spindles

683	CURING EQUIPMENT-CURING LAMP DYMAX PC5000

683	CYLANDER FOR SEALANT-80 DIA AIR CYLANDER

683	UV ADHENSIVE PRESSURE POT & VACUUM PUMP

683	ASSEMBLY PRESSES INCLUDING AIR CYLANDER & FRAME WORK

683	JIGS, COMPONENTS AND ASSOCIATED ELECTRONICS FOR FILLING OPERATION

683	Installation charge for Luna's Gaming equipment

683	DISPENSING VALVE

689	Engel Victory vertical moulding machine

689	TOOLS FOR ENGEL VERTICAL MOULDING MACHINE T986/T987

689	Electrical work required for Vertical Moulding Machine-Power Supply and Installation of cables

689	200kg Hopper Dryer plus stand for Vertical Mouldinhg Machine

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689	100kg Hopper Dryer plus stand for Vertical Moulding Machine

690	Gaming tool for 27.3mm decal

701	TOOL FOR 31.8MM GAMING DECALS

702	TOOL FOR 22MM GAMING DECALS

705	OMNI BEAM 250 Laser Machining Centre for Plaque

706	Chip Transfer Station for Vertical Moulding Machine

708	MODULAR BASE INSERT 27MMX72 39MMX24 43MMX32

711	Plaque sealing & assembly station

712	Epilog mini laser engraving

Chip Turning Machine (2nd)

HAAS MDC500 Milling Machine

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Executed as an agreement.

Executed by DOLPHIN PRODUCTS
PROPRIETARY LIMITED ACN 004 241
945 in accordance with section 127(1) of the
Corporations Act 2001:

/s/ Clarence Chung	/s/ Andy Tsui
Signature of Director	Signature of Director/Secretary

CLARENCE (YUK MAN) CHUNG	ANDY (KIN MING) TSUI
Name of Director	Name of Director/Secretary
(Block Letters)	(Block Letters)

Executed by DOLPHIN PRODUCTS
LIMITED
Registration number 1845713

/s/ Clarence Chung
Signature of Sole Director

CLARENCE (YUK MAN) CHUNG
Name of Director
(Block Letters)

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